UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 31, 2014

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)           In connection with the closing of the merger of the Registrant with IBERIABANK Corporation (“IBKC”) effective May 31, 2014, the NYSE MKT was notified that each outstanding share of common stock of the Registrant was converted into the right to receive 1.162 shares of IBKC common stock, subject to the terms and conditions of the Agreement and Plan of Merger dated January 12, 2014. The Registrant has requested that the NYSE MKT file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Registrant’s shares of common stock. Upon the effectiveness of the delisting, IBKC intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") requesting the deregistration of the common stock and the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHE HOLDING COMPANY
	By:	/s/ J. L. Chauvin
Date: May 31, 2014		J. L. Chauvin Senior Vice President, Treasurer and Chief Financial Officer